EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
Techedge, Inc.:

We hereby consent to the incorporation by reference in this Annual Report on Form 10-KSB of Techedge, Inc. for the year ended December 31, 2005 of our report dated February 25, 2006 relating to the consolidated financial statements of Techedge Inc. and Subsidiaries for the year ended December 31, 2005 listed in the accompanying index.


/s/ Patrizio & Zhao, LLC
------------------------
Patrizio & Zhao, LLC
Lodi, New Jersey
March 29, 2006